                          SUPPLEMENTAL LOAN AGREEMENT


     THIS SUPPLEMENTAL LOAN AGREEMENT (this "Agreement") is made and entered into as of the 29th day of October, 1998 by and among SMITH PROPERTY HOLDINGS TWO L.P. ("SPH TWO"), and SMITH PROPERTY HOLDINGS TWO (D.C.) L.P. ("SPH TWO
(DC)"), (SPH TWO and SPH TWO (DC), each a Delaware limited partnership and sometimes hereinafter referred to collectively as "Borrowers"), and GREEN PARK FINANCIAL LIMITED PARTNERSHIP, a District of Columbia limited partnership, its successors, transferees and assigns ("Lender").

                                   BACKGROUND

     A. This Agreement is being executed in connection with the making by Lender of two separate mortgage loans to Borrowers in the amounts set forth on

Exhibit A attached hereto and made a part hereof (each, a "Mortgage Loan" and
---------
collectively, the "Mortgage Loans").

     B. The Mortgage Loans are evidenced by two separate Multifamily Notes (collectively, the "Notes") and are secured by, among other things, thirteen
(13) separate (i) Multifamily Deeds of Trust, Assignments of Rents and Security Agreements (collectively, the "Mortgages") encumbering the properties (and the improvements now or hereafter existing thereon) listed on Exhibit B attached
                                                          ---------
hereto and made a part hereof. For purposes of this Agreement, the term "Mortgaged Properties" means the thirteen (13) separate properties and improvements listed on Exhibit B which from time to time are encumbered by the
                       ---------
Mortgages (and each additional Multifamily Residential Property which from time to time are encumbered by Mortgages in accordance with this Agreement). The Mortgaged Properties as of the date hereof (the "Initial Mortgaged Properties") also are identified by their common names on Exhibit B.
                                             ---------

     C.   The SPH TWO Loan (defined in Exhibit A) is secured by a Payment
                                       ---------
Guaranty, dated the same date as this Agreement, by SPH TWO (DC) for the benefit of Lender. The SPH TWO (DC) Loan (defined in Exhibit A) is secured by a Payment
                                              ---------
Guaranty, dated the same date as this Agreement, by SPH TWO for the benefit of Lender. The Payment Guaranties are hereinafter referred to as the "Payment Guaranties."

     D.   The Mortgaged Properties identified on Exhibit C as leasehold
                                                 ---------
mortgaged properties are hereinafter referred to collectively as the "Leasehold Mortgaged Properties." The Notes, the Mortgages, the Payment Guaranties and all other documents evidencing and securing the Mortgage Loans are hereinafter referred to collectively as the "Loan Documents".

     E. Lender requires as a condition to making the Mortgage Loans that Borrowers enter into this Agreement for the purpose of setting forth certain additional agreements with respect to the Mortgage Loans, the Notes, the Mortgages, the other Loan Documents and the Mortgaged Properties.

     F. Lender intends to sell, transfer, and deliver the Notes and assign the Mortgages to Fannie Mae. In consideration of such assignment, Fannie Mae will issue to Lender Guaranteed Mortgage Pass-Through Certificates backed by mortgage loan pools comprised solely of the Mortgage Loans. The Mortgage Loans will be placed in a mortgage-backed security pool.

     NOW, THEREFORE, in consideration of the above and the mutual promises contained in this Agreement, the receipt and sufficiency of which are acknowledged, Borrowers and Lender agree as follows:

     1.  Defined Terms.  For purposes of this Agreement, the following terms not
         -------------
otherwise defined herein shall have the respective meanings set forth below:

          "Affiliate" or "affiliated" means, when used with reference to a
           ---------      ----------
specified Person, (i) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (ii) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is, directly or indirectly, the owner of 10% or more of any class of equity securities or in which the specified Person has a substantial beneficial interest, and (iv) for the specified Person, any of the individual's spouse, issue, parents, siblings and a trust for the benefit of the individual's spouse or issue, or both.

          "Aggregate Debt Service Coverage Ratio for the Trailing 12 Month
           ----------------------------------------------------------------
Period" means, for any specified date, the ratio (expressed as a percentage) of
------


          (a) the aggregate of the Net Operating Income for the Trailing 12 Month Period for the Mortgaged Properties

                                       to
                                       --

          (b) the Facility Debt Service on the specified date.


          "Aggregate Debt Service Coverage Ratio for the Trailing Three Month
           -------------------------------------------------------------------
Period" means, for any specified date, the ratio (expressed as a percentage)
------
                of--


               (a) the product obtained by multiplying--

                    (i) the aggregate of the Net Operating Income for the
               Trailing Three Month Period for the Mortgaged Properties, by

                    (ii)  four

                                       to
                                       --

               (b) the Facility Debt Service on the specified date.

               "Aggregate Loan to Value Ratio for the Trailing 12 Month Period"
                --------------------------------------------------------------
          means, for any specified date, the ratio (expressed as a percentage) of --

               (a) the outstanding principal balance of the Mortgage Loans (and any other loans made in accordance with the provisions of
                   Section 16) on the specified date,

                                       to
                                       --

               (b) the aggregate of the Values most recently obtained prior to the specified date for the Mortgaged Properties.

               "Appraisal" means an appraisal of a Multifamily Residential
                ---------
          Property conforming to the requirements of Chapter 5 of Part III of the DUS Guide, and accepted by the Lender.

               "Appraised Value" means the value set forth in an Appraisal.
                ---------------

               "Cap Rate" means, for each Mortgaged Property, a capitalization
                --------
          rate selected by Lender in accordance with Section 19 for use in determining the Values.

               "Coverage and LTV Tests" mean, for any specified date, each of
                ----------------------
          the following financial tests:

          (a) The Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period is not less than 135%.

          (b) The Aggregate Loan to Value Ratio for the Trailing 12 Month Period does not exceed 65%.

               "DUS Guide" means the Fannie Mae Multifamily Delegated
                ---------
          Underwriting and Servicing (DUS) Guide, as such Guide may be amended from time to time, including exhibits to the DUS Guide and amendments in the form of Lender Memos, Guide Updates and Guide Announcements (and, if such Guide is no longer used by Fannie Mae, the term "DUS Guide" as used in this Agreement means the Fannie Mae Multifamily Negotiated Transactions Guide, as such Guide may be amended from time to time, including amendments in the form of Lender Memos, Guide Updates and Guide Announcements). All references to specific articles and sections of, and exhibits to, the DUS Guide shall be deemed references to such articles, sections and exhibits as they may be amended, modified, updated, superseded, supplemented or replaced from time to time.

               "Facility Debt Service" means, as of any specified date, the
                ---------------------
          amount of interest and principal amortization, during the 12 month period immediately succeeding the specified date, with respect to the Mortgage Loans on the specified date, except that, for these purposes, each Note shall be deemed to require level monthly payments of principal and interest (at the applicable coupon rate) in an amount necessary to fully amortize the original principal amount of the Note over a 30-year period, with such amortization to commence on the day of the first payment of the Note.

               "Gross Revenues" means, for any specified period, with respect to
                --------------
          any Multifamily Residential Property, all income in respect of the Multifamily Residential Property, as determined by Lender in accordance with the method described in paragraph 3 of Section 302.02 of Part V of the DUS Guide, except that for these purposes the financial statements to be used need not be audited and paragraph (b) of such paragraph 3 shall be taken into account in Lender's discretion.

               "Initial Underwriting Date" means the date Lender completes its
                -------------------------
          initial underwriting of the Initial Mortgaged Properties and notifies Borrower of Lender's initial determination of the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period and Aggregate Loan to Value Ratio for the Trailing 12 Month Period.

               "Multifamily Residential Property" means a residential property,
                --------------------------------
          located in the United States, containing five or more dwelling units in which not more than twenty percent (20%) of the net rentable area is or will be rented to non-residential tenants, and conforming to the requirements of Sections 201 and 203 of Part III of the DUS Guide.

               "Net Operating Income" means, for any specified period, with
                --------------------
          respect to any Multifamily Residential Property, the aggregate net income during such period equal to Gross Revenues during such period less the aggregate Operating Expenses during such period. If a Multifamily Residential Property is not owned by a Borrower for the entire specified period, the Net Operating Income for the Multifamily Residential Property for the time within the specified period during which the Multifamily Residential Property was owned by the Borrower shall be the Multifamily Residential Property's pro forma net operating income determined by Lender in accordance with the underwriting procedures set forth in Part III of the DUS Guide.

               "Operating Expenses" means, for any period, with respect to any
                ------------------
          Multifamily Residential Property, all expenses in respect of the Multifamily Residential Property, as determined by Lender in accordance with the method described in paragraph 3 of Section 302.02 of Part V of the DUS Guide, including replacement reserves, if any, under the Replacement Reserve Agreements for the Multifamily Residential Properties.

               "Person" means an individual, an estate, a trust, a corporation,
                ------
          a partnership, a limited liability company or any other organization or entity (whether governmental or private).

               "Release Fee" means, for each Mortgaged Property released from
                -----------
          the lien of its Mortgage, a fee of $8,000 payable to Lender.

               "Trailing 12 Month Period" means, for any specified date, the 12
                ------------------------
          month period ending with the last day of the most recent calendar quarter for which financial statements have been delivered by Borrowers to Lender pursuant to Section 10.

               "Trailing Three Month Period" means, for any specified date, the
                ---------------------------
          three month period ending with the last day of the most recent calendar quarter for which financial statements have been delivered by Borrowers to Lender pursuant to Section 10.

               "Value" means, for any specified date, with respect to a
                -----
          Multifamily Residential Property, (a) if an Appraisal of the Multifamily Residential Property was more recently obtained than a Cap Rate for the Multifamily Residential Property, the Appraised Value of such Multifamily Residential Property, or (b) if a Cap Rate for the Multifamily Residential Property was more recently obtained than an Appraisal of the Multifamily Residential Property, the value derived by dividing --

               (i) the Net Operating Income of such Multifamily Residential Property for the Trailing 12 Month Period, by

               (ii) the most recent Cap Rate determined pursuant to Section 19.

          Notwithstanding the foregoing, any Value of a Multifamily Residential Property calculated for a date occurring before the first anniversary of the date on which the Multifamily Residential Property becomes secured by the Mortgage Loans shall equal the

          Appraised Value of such Multifamily Residential Property, unless Lender determines that changed market or property conditions warrant that the value be determined as set forth in the preceding sentence.

     2.   Substitution and Release of Mortgaged Properties.
          ------------------------------------------------

          (a) Prior to the Initial Underwriting Date, Borrowers shall not be permitted to release any Mortgaged Property from the lien of its Mortgage.

          (b) During the 90 day period commencing on the Initial Underwriting Date, a Mortgaged Property (the "Release Property") may be released from the lien of a Mortgage, without another Multifamily Residential Property being substituted therefor, if each of the following conditions are met :

               (1) After giving effect to the release, the Coverage and LTV
                   Tests are satisfied.

               (2) Borrowers shall cause the Release Property to be immediately conveyed to a Person other than a Borrower.

               (3) All documentation relating to the foregoing is acceptable to
                   Lender in all respects, including legal opinions, release documentation and any amendments to this Agreement or the other Loan Documents;

               (4) Borrowers shall pay to Lender a Release Fee for each Release
                   Property;

               (5) Borrowers shall pay, with respect to each Release Property, to each of Lender and Servicer, all out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by Lender or Servicer in connection with the foregoing. Such amounts shall be paid by Borrowers on or prior to the closing date of such release, or if such release fails to close, within 30 days of Borrower's receipt of invoices therefor (and if requested by Borrowers, reasonable supporting back-up invoices evidencing such items), and shall be payable regardless whether the property is or is not (for any reason) ultimately released from the lien of a Mortgage; and

               (6) No Event of Default, or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

          (c) Upon 30 days' advance written notice from Borrower to Lender, a Mortgaged Property may be released from the lien of a Mortgage, and a New Property substituted therefor, if each of the following conditions are met:

               (1) Borrowers have substituted for the Mortgaged Property to be released a new Multifamily Residential Property (the "New Property") by granting to Lender a first lien Mortgage encumbering the New Property;

               (2) The New Property has a Value equal to or greater than the Value of the Mortgaged Property to be released on the date of the release;

               (3) The New Property meets all of Fannie Mae's then applicable underwriting criteria under the DUS Guide for new loans secured by Multifamily Residential Properties (as determined by Lender) and has a debt service coverage ratio and loan to value ratio, computed in accordance with the applicable underwriting criteria under the DUS Guide, equal to at least 135% and 65% respectively (and, for such purposes, Lender shall calculate such ratios using a debt, and debt service, based on the amount of debt then currently allocated to the Mortgaged Property in accordance with Section 19);

               (4) after giving effect to the substitution, the Coverage and LTV Tests are satisfied;

               (5) All documentation relating to the foregoing is acceptable to Lender in its discretion in all respects, including legal opinions, title insurance, Mortgages, Collateral Agreements, assignments and any amendments to the other Loan Documents;

               (6) Borrowers shall pay to Lender a fee equal to the product obtained by multiplying (i) 65 basis points, by (ii) 65%, by
                    (iii) the Value of the New Property (except that, for these purposes only, the Value of the New Property shall not exceed an amount which, when added to the Values of the other Mortgaged Properties (excluding the Mortgaged Property to be released) causes the Aggregate Loan to Value Ratio to equal 65%);

               (7) With respect to the proposed New Property, Borrowers shall pay Fannie Mae and Lender a due diligence fee plus all costs and expenses (including legal fees and expenses) reasonably incurred by Fannie Mae or Lender in connection with the foregoing. Such amounts shall be paid by Borrowers promptly upon receipt of invoices therefor, and shall be payable regardless whether the property substitution does or does not (for any reason) ultimately occur;

               (8) No prior release of a Mortgaged Property has occurred within the calendar quarter in which the release of the Release Property is scheduled to occur; and

               (9) No Event of Default, or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

          (d) Special Provisions Relating to Newport Village III and Crystal
              --------------------------------------------------------------
     Square. Until such time as Lender shall have received from each of the
     ------
     ground lessors for the two Leasehold Mortgaged Properties known as Newport Village III and Crystal Square estoppel certificates substantially in the form approved by Lender, the Net Operating Income and Value of these Leasehold Mortgage Properties for which a satisfactory estoppel certificate has not been obtained shall not be included in the pool of Mortgaged Properties for purposes of calculation of the respective financial tests comprising the Coverage and LTV Tests. The amount of any debt (and any debt service on such debt) allocated to these Leasehold Mortgaged Properties for any purpose shall not be excluded for purposes of calculating the Coverage and LTV Tests.

          (e) Special Provisions Relating to Fort Chaplin Park.  In the event
              ------------------------------------------------
     that, on or before December 31, 1999, Borrower conveys the Mortgaged Property identified as Fort Chaplin Park on Exhibit B (the "Fort Chaplin
                                                 ---------
     Park Property") to a Person that is not an Affiliate of Borrower, then, provided that all other conditions precedent to the release of this Mortgaged Property set forth in this Section 2 are complied with, Lender shall release this Mortgaged Property from the lien of the Loan Documents. Notwithstanding the foregoing, Borrower shall not be required, as a condition to the release of the Fort Chaplin Park Property on or before December 31, 1999, to pay a Release Fee or pay any underwriting or due diligence fee (or any appraisal, inspection or other costs customarily incurred in underwriting) to Lender in connection with the inclusion of the Fort Chaplin Park Property as collateral for the Mortgage Loans or the release of the Fort Chaplin Park Property from the lien of its Mortgage, but Borrower shall be liable for any other out-of-pocket costs incurred by Lender in connection with the inclusion or release. If, on or before December 31, 1999, the Fort Chaplin Park Property is not conveyed to a Person that is not an Affiliate of Borrower, (i) the provision of this paragraph shall no longer apply, (ii) Lender shall proceed to perform an underwriting on the Fort Chaplin Park Property at Borrower's expense (subject to the limitations set forth in Section 12) and (iii) the other provisions of this Agreement shall govern the release of the Fort Chaplin Park Property from the lien of its Mortgage.

     3.   District of Columbia Rental Housing Sale and Conversion Act of 1980.
          -------------------------------------------------------------------
SPH TWO (DC) hereby agrees that, in the event a final, nonappealable judgment entered by a court of competent jurisdiction determines that the residential tenants of any Mortgaged Property owned by SPH TWO (DC), or a tenant organization formed by such residential tenants, have the right to purchase such Mortgaged Property, it will, upon the conveyance of legal title to such tenants or their tenant organization effect a substitution permitted under Section 2 so that the Coverage and LTV Tests are satisfied.

     4.   Ground Leases.  (a) Each Borrower which owns a Leasehold Mortgaged
          -------------
Property shall pay all rent and other sums due under the Ground Lease with respect to its Leasehold Mortgaged Property directly to the lessor under such ground lease (the "Ground Lessor"), and, within 20 days after the commencement of each calendar quarter, shall deliver to Lender a written notification that Borrower has made all payments which are required under the Ground Lease for the immediately preceding calendar quarter, together with evidence of such payment and an accounting of any percentage or other rent payments which are made other than on a fixed annual, quarterly or monthly basis, all in form satisfactory to Lender.

          (b) Each Borrower hereby agrees to deliver to Lender promptly upon receipt of notice of a bankruptcy or similar proceeding affecting any Ground Lessor of a Leasehold Mortgaged Property written notice of such bankruptcy or similar proceeding. Furthermore, each Borrower which has an interest in a Leasehold Mortgaged Property hereby assigns, transfers and sets over unto Lender all rights it may have in connection with such bankruptcy or similar proceeding. In furtherance of and not in limitation of the foregoing, each Borrower hereby authorizes Lender to demand, sue for, collect and receive all amounts due such Borrower, and hereby appoints Lender its attorney-in-fact, to vote in connection with any resolution, arrangement, plan of reorganization or compromise, or settlement, and to take any other action which would otherwise have been taken by such Borrower in connection with such a proceeding.

     5.   Shelf Condominiums.  Except for Car Barn I, Car Barn II and Car Barn
          ------------------
III (the "Car Barn Condominia"), none of the Mortgaged Properties shall be submitted to a condominium during the term of the Mortgage Loans. SPH TWO (DC) covenants and agrees that it will not sell, transfer, enter into a contract for sale, or enter into a lease with an option for the lessee to purchase, any of the condominium units in the Car Barn Condominia.

     6.   Covenants of the Borrowers.  Notwithstanding anything to the contrary
          --------------------------
set forth in the Mortgages, Lender acknowledges and approves of Borrowers' ownership, management and operation of the Mortgaged Properties identified as being owned by it on Exhibit B. Each Borrower covenants and agrees that, until
                     ---------
the principal of, interest on and all other amounts payable in connection with, the Mortgage Loans have been paid in full, it will (a) not incur any indebtedness of any kind or nature whatsoever secured by a lien on any of the Mortgaged Properties (with the exception of the mortgages described on Exhibit
                                                                       -------
D, or (b) not incur any unsecured indebtedness for borrowed money outstanding at
-
any time in excess of $100,000. The limitations in clauses (a) and (b) above shall not prohibit either Borrower from becoming a party, as lessee, to equipment leases requiring payment of an annual rent less than or equal to $25,000 per lease provided that such Borrower is not a party to more than three such leases at any one time in connection with each Mortgaged Property owned by it.

     7.   Reserve Account.  Except as otherwise provided by Section 16, each
          ---------------
Borrower shall at all times perform its obligations under that certain Reserve Agreement (the "Reserve Agreement") of even date herewith executed by Borrowers and Lender.

     8.   Restrictions on Partnership Distributions.  Each Borrower covenants
          -----------------------------------------
and agrees that it will not make any distributions of any nature or kind whatsoever to its general partners or limited partners if, at the time of such distribution, a Borrower is in default (determined without taking into account any notice of, or grace period for curing, the default) in performing any of its obligations under the Loan Documents.

     9.   Replacement Reserve and Security Agreements.  At the Closing of the
          -------------------------------------------
Mortgage Loans the Borrowers shall execute and deliver to the Lender Replacement Reserve and Security Agreements (the "Replacement Reserve Agreements"), one for the Virginia Mortgaged Properties and one for the District of Columbia Mortgaged Properties, but no amounts need be funded under the Replacement Reserve Agreements by Borrowers so long as (a) no Event of Default is existing which remains uncured under the Loan Documents and (b) the Mortgaged Properties are being maintained in accordance with standards acceptable to Lender and Fannie Mae.

     10.  Additional Reporting Requirements.  In addition to the financial
          ---------------------------------
reporting requirements set forth in the Mortgages, Borrowers shall deliver to Lender quarterly (or monthly if required by Lender) financial statements for each of the Mortgaged Properties, in form and substance satisfactory to Lender, on an individual basis by no later than 21 days after the end of each fiscal quarter, or month, as the case may be. In addition Borrowers shall deliver to Lender copies of all annual reports on Form 10K, all quarterly reports on Form 10Q and all current reports on Form 8K filed by the REIT with the Securities and Exchange Commission (the "SEC") promptly following the filing thereof with the SEC.

     11.  Events of Default.  An "Event of Default" shall occur if:
          -----------------

          (a) SPH TWO defaults in the payment of any of the interest on the SPH TWO Note when the same becomes due and payable and the default continues for a period of more than five days;

          (b) SPH TWO (DC) defaults in the payment of any of the interest on the SPH TWO (DC) Note when the same becomes due and payable and the default continues for a period of more than five days;

          (c) SPH TWO fails to perform, comply with or observe any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents (other than a default described in subparagraph (a)) required to be performed, complied with or observed by it;

          (d) SPH TWO (DC) fails to perform, comply with or observe any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents (other than a default described in subparagraph (b)) required to be performed, complied with or observed by it;

          (e) Any representation or warranty made by SPH TWO and SPH TWO (DC), or both, in this Agreement, the Loan Closing Certifications or any of the other Loan Documents is false or misleading in any material respect as of the date made;

          (f) There is a Transfer of all or any part of the Mortgaged Properties or any interest in the Mortgaged Properties or a Transfer of a Controlling Interest (as those terms are defined in the Mortgages) which violates Section 21 of the Mortgages;

          (g) SPH TWO (DC) defaults in the payment of any of the principal of, interest on, or other amounts payable under any of the four Deed of Trust Notes in the aggregate principal amount of $10,007,006, dated June 30, 1994 and subordinated as of the date hereof to the liens of the applicable Mortgages, issued by SPH TWO (DC) and payable to the order of SPH TWO;

          (h) SPH TWO defaults in the payment, when due, of rent payable under, or defaults in performing, complying with or observing any of the terms, covenants or conditions of, any Ground Lease required to be paid, performed, complied with or observed by it as lessee under such Ground Lease and the default continues after the expiration of the period, if any, provided in the Ground Lease for curing the default;

          (i) SPH TWO or SPH TWO (DC) fails to perform, comply with or observe any of the terms, covenants or conditions of the Reserve Agreement required to be performed, complied with or observed by it; or

          (j) If any circumstances arise with respect to the condominium regimes for the Car Barn Condominia, or any of them, including without limitation, changes in the law, that materially impair the value of the Car Barn Condominia, or any of them, or Lender's security interest therein.

     A default under subparagraphs (c) or (d) shall not be an Event of Default until the Lender notifies the Borrowers in writing of the default and the Borrowers do not cure the default within 10 days after receipt of such notice (or, if the default can be cured, but not within 10 days, within such additional period, not to exceed 20 days in the aggregate, as may be required by the Borrowers to cure the default, provided that the Borrowers commence to cure the default within the first 10-day period and thereafter prosecute the curing of the default with diligence, continuity and in good faith). The preceding sentence shall not apply to (i) a default by the Borrowers in performing or complying with the provisions of Section 7 of the Mortgages, or (ii) a default by the Borrowers in performing or complying with any negative covenant or agreement in the Loan Documents which prohibits the Borrowers from taking specified action.

     12.  Underwriting.
          ------------

          (a) The parties acknowledge that Lender has not completed its underwriting with respect to the Mortgaged Properties. Lender shall continue to perform its underwriting of the Mortgaged Properties (other than the Fort Chaplin Property) after the date of this Agreement and Borrowers shall cooperate
with Lender in performing such underwriting.   Provided Borrowers cooperate with
Lender, Lender shall complete its underwriting on or before December 20, 1998. Borrowers shall pay for all fees and expenses charged or incurred by Lender or Fannie Mae in connection with such underwriting. Notwithstanding the foregoing, Borrowers' liability for all third party underwriting charges (other than Fannie Mae's legal costs) shall not exceed $25,000 (including environmental, engineering, appraisal and other due diligence costs, and Lender's legal costs). If Lender determines, in its discretion, that any Mortgaged Properties do not meet all of Fannie Mae's then applicable underwriting criteria under the DUS Guide for new loans secured by Multifamily Residential Properties, then such Mortgaged Properties, at either Borrower's or Lender's request, shall be released from the lien of its Mortgage, without payment of a Release Fee, and shall not be taken into account in determining the Aggregate Debt Service Coverage Ratio and Aggregate Loan to Value Ratio.

     (b) Borrowers shall comply with all repair, replacement, operations and maintenance or similar requirements required by Lender after the completion of its underwriting, to the extent they are obligated to do so under the Completion/Repair, Replacement Reserve and other Loan Documents executed in connection with this Agreement. The foregoing shall not modify, expand or
reduce any of the obligations set forth in the Loan Documents.   Without
limiting the foregoing, if required by Lender after completion of its underwriting of the Mortgaged Properties identified as Crystal Place and Crystal Square on Exhibit B, then, commencing on the first anniversary of the date of
          ---------
the Notes and on each anniversary date thereafter during the term of the Mortgage Loans, SPH TWO will cause the parking garage structures in the following Mortgaged Properties to be tested, at SPH TWO's sole cost and expense, in accordance with the standards attached hereto as Exhibit E:
                                                    ---------

                                 Crystal Place
                                 Crystal Square

The results of these tests, together with SPH TWO's written assessment of the corrective action, if any, that should be taken, shall be delivered to Lender within 30 days after SPH TWO receives the test results.

     13.  Waivers; Consents.  Borrowers hereby waive the benefit of any laws or
          -----------------
decisions requiring the marshaling of assets and consent to Lender's exercise of its remedies under the Loan Documents by foreclosure of any of the Mortgaged Properties in any order as Lender may determine, or all at one time.

     14.  Lender's Approval.  Unless otherwise expressly provided in the Loan
          -----------------
Documents, wherever the Loan Documents provide that the consent or approval of Lender is required, Lender may give or withhold such consent or approval in its sole and absolute discretion.

     15.  Operations and Maintenance Agreements.  Borrowers agree at any time or
          -------------------------------------
from time to time during the term of the Mortgage Loans, within 30 days after demand by Lender, to enter into an agreement with Lender (or to enter into a written program of operations and maintenance satisfactory to Lender and governed by the Mortgages), under which Borrowers will agree to comply with any reasonable program of operations and maintenance relating to the Mortgaged Properties requested by Lender.

     16.  Revolving Facility.
          ------------------

     (a) As contemplated in that certain letter executed by Lender and Charles
E. Smith Residential Realty, L.P. dated October 22, 1998, a copy of which is attached hereto as Exhibit F, Borrowers, Lender and Fannie Mae have entered into
                   ---------
and, at their discretion, may continue discussions pursuant to which Borrowers and Lender would execute a Master Credit Facility Agreement (a "Master
                                                                ------
Agreement") providing for a Base Facility and a Revolving Facility under the Fannie Mae Base/Revolver Credit Facility Product Line in an aggregate amount (the "Commitment") not to exceed $200,000,000 (except as may be increased pursuant to Section 16(b)(9)). In the event that Borrowers and Lender execute a Master Agreement, it is contemplated that the Notes shall thereupon constitute Base Facility Notes under the Base Facility and that the Mortgages shall be part of the Collateral Pool securing the Notes. It is further contemplated that any Advances made under the Base Facility or the Revolving Facility shall be deemed secured under the Mortgages, and shall be considered Future Advances currently contemplated by the Mortgages. Accordingly, upon the execution of such a Master Agreement, the Mortgages shall secure the Notes, any other Base Facility Notes, the Revolving Facility Note and all other Obligations under the Master Agreement or the other loan documents executed by a party to the Master Agreement from time to time in connection with the Master Agreement or the transactions
contemplated by the Master Agreement.   Nothing in this paragraph shall impose
any obligation whatsoever on Borrowers, Fannie Mae or the Lender to enter into the Master Agreement or any other transaction or to enter into discussions or negotiations with respect to the Master Agreement or any other transaction. Capitalized terms used in this paragraph shall have the meanings set forth in the form Master Agreement prescribed by Fannie Mae from time to time under the Fannie Mae Base/Revolver Credit Facility Product Line.

     (b) In addition to the provisions of paragraph (a), if and when the Master Agreement is executed, then the following terms shall apply:

     (1) Any Advances (other than the Mortgage Loans described in this Agreement) shall be secured by additional separate Multifamily Deeds of Trust, Assignment of Rents and Security Agreements encumbering each Mortgaged Property (collectively, the "Additional Mortgages"). Each Additional Mortgage encumbering a Mortgaged Property shall be equal in priority to the lien of each Mortgage encumbering the Mortgaged Property and shall contain such terms and conditions as may be agreed upon by Lender and Borrowers. Lender and Borrowers agree to enter into such amendments as may be necessary to the Mortgages or other Loan Documents in order to accomplish the equality of lien priority as between the Mortgages and the Additional Mortgages.

     (2) If and when the Master Agreement is executed, Lender and Borrowers shall terminate the Reserve Agreement and enter into a cash management agreement (the "Cash Management Agreement"). The Cash Management Agreement shall include the current Fannie Mae requirements regarding the establishment and maintenance of cash management accounts pledged to Lender into which all Gross Revenues from all Mortgaged Properties will be deposited, together with the following terms and conditions: Borrowers shall not be required to deposit Gross Revenues into the cash management accounts pledged to Lender unless the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period is less than 120%, assuming, for purposes of this paragraph (2) only, that Facility Debt Service for term loans shall be actual debt service and debt service for loans made under the Revolving Facility shall be calculated at the rate at which each loan made under the Revolving Facility is capped pursuant to the Cap Agreement executed by Borrowers in connection with each loan made under the Revolving Facility.

     (3) At Borrower's request, a Mortgaged Property shall be released from the lien of its Mortgage and all collateral derived from such Mortgaged Property shall be released to Borrowers, without another Multifamily Residential Property being substituted therefor, if each of the following conditions are met:

          (a) After giving effect to the release, the Modified Coverage and LTV Tests are satisfied.

          (b) Borrowers shall cause the Release Property to be immediately conveyed by Borrowers to a Person other than a Borrower;

          (c) All documentation relating to the foregoing is acceptable to Lender in all respects, including legal opinions, release documentation and any amendments to this Agreement or the other Loan Documents;

          (d) Borrowers shall pay to Lender the Release Fee for each Release Property;

          (e) Borrowers shall pay, with respect to each Release Property, to each of Lender and Servicer, all out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by Lender or Servicer in connection with the foregoing. Such amounts shall be paid by Borrowers on or prior to the closing date of such release, or if such release fails to close, within 30 days of Borrower's receipt of invoices therefor (and if requested by Borrowers, reasonable supporting back-up invoices evidencing such items), and shall be payable regardless whether the property is or is not (for any reason) ultimately released from the lien of a Mortgage; and

          (f) No Event of Default, or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

          For these purposes the following terms shall have the respective meanings set forth below:

          "Modified Coverage and LTV Tests" mean, for any specified date, each
           -------------------------------
          of the following financial tests:

               (a) The Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period is not less than (i) 10 basis points in excess of the Initial Aggregate Debt Service Coverage Ratio (if the specified date occurs prior to the tenth anniversary of the date of this Agreement) or (ii) 15 basis points in excess of the Initial Debt Service Coverage Ratio (if the specified date occurs on or after the tenth anniversary of the date of this Agreement).

               (b) The Aggregate Loan to Value Ratio for the Trailing 12 Month
                   Period does not exceed (i) 5 basis points lower than the Initial Aggregate Loan to Value Ratio (if the specified date occurs prior to the tenth anniversary of the date of this Agreement) or (ii) 10 basis points lower than the Initial Aggregate Loan to Value Ratio (if the specified date occurs on or after the tenth anniversary of the date of this Agreement).

          For example, if the Initial Aggregate Debt Service Coverage Ratio were 140% and the Initial Loan To Value Ratio were 60%, (i) the Modified Coverage and LTV Tests for a date that occurs prior to the tenth anniversary of the date of this Agreement would be satisfied if the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period is not less than 150% and the Aggregate Loan to Value Ratio for the Trailing 12 Month Period does not exceed 55% and (ii) the Modified Coverage and LTV Tests for a date that occurs on or after the tenth anniversary of the date of this Agreement would be satisfied if the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period is not less than 155% and the Aggregate Loan to Value Ratio for the Trailing 12 Month Period does not exceed 50%.

               "Initial Aggregate Debt Service Coverage Ratio" means the
                ---------------------------------------------
               Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period for the Initial Mortgaged Properties, as determined by Lender as of the Initial Underwriting Date, but determined after giving effect to any releases, if any, of any Mortgaged Properties pursuant to Section 2(b) hereof. For these purposes, Facility Debt Service for term loans shall be actual debt service and debt service for the Revolving Facility shall be calculated on the full amount of the Revolving Facility Commitment (whether or not the full amount of advances under the Revolving Facility have been, or may be, drawn) at the rate at which each loan made under the Revolving Facility is capped pursuant to the Cap Agreement executed by Borrowers in connection with the establishment of the Revolving Facility.

               "Initial Aggregate Loan to Value Ratio" means the Aggregate Loan
                -------------------------------------
               to Value Ratio for the Trailing 12 Month Period, as determined by Lender as of the Initial Underwriting Date, but determined after giving effect to any releases, if any, of any Mortgaged Properties pursuant to Section 2(b) hereof. For these purposes, the outstanding principal balance of term loans shall be the actual outstanding amount of the term loans and the outstanding principal balance of revolving loans shall be calculated on the full amount of the Revolving Facility Commitment (whether or not the full amount of advances under the Revolving Facility have been, or may be, drawn)

     (4) Borrowers shall be required to maintain an interest rate cap in the amount of the maximum commitment under the Revolving Facility, at a strike rate which will yield an Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period of 110%;

     (5) Commencing in the seventh month of the term of the Revolving Facility, Borrowers shall be required to pay a monthly standby fee equal to the product obtained by multiplying (i) 1/12 by (ii) 25 basis points, by (iii) the Unused Capacity for the month. The term "Unused Capacity" means, for any month, the
                                   ---------------
sum of the daily average during such month of the undrawn amount of the Revolving Facility Commitment available under the Master Agreement for the making of Revolving Advances, without regard to any unclosed Requests or to the fact that a Request must satisfy conditions precedent.

     (6)  On and after the date of the Master Agreement, "Facility Debt Service"
                                                          ---------------------
shall mean, as of any specified date, the sum of --

          (a) the amount of interest and principal amortization, during the 12 month period immediately succeeding the specified date, with respect to the Advances outstanding on the specified date, except that, for these purposes:

                (i) each Revolving Advance shall be deemed to require level monthly payments of principal and interest (at the Coupon Rate for the Revolving Advance in an amount necessary to fully amortize the original principal amount of the Revolving Advance over a 30-year period, with such amortization deemed to commence on the first day of the 12 month period; and

                (ii) each Base Facility Advance shall be deemed to require level monthly payments of principal and interest (at the Coupon Rate for the Base Facility Advance) in an amount necessary to fully amortize the original principal amount of the Base Facility Advance over a 30-year period, with such amortization to commence on the day of the first payment of the Notes; and

          (b) the amount of the standby fees payable to the Lender during such 12 month period (assuming, for these purposes, that the Advances Outstanding throughout the 12 month period are always equal to the amount of Advances Outstanding on the specified date).

     (7) On and after the date of the Master Agreement, the definition of

"Coverage and LTV Tests" shall be modified to mean, for any specified date, each
-----------------------
of the following financial tests:

          (a) The Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period is not less than 135%.

          (b) The Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period is not less than 125%.

          (c) The Aggregate Loan to Value Ratio for the Trailing 12 Month Period does not exceed 65%.

     (8) Borrowers shall, subject to certain conditions to be set forth in the Master Agreement, have the right, but not the obligation, to convert all or a portion of the Revolving Facility Commitment to Base Facility Commitment. Borrowers shall not be permitted to convert a portion of the Revolving Facility Commitment to Base Facility Commitment unless it obtains a simultaneous term loan in the amount of the Revolving Facility Commitment being converted.

     (9) Borrowers shall, subject to certain conditions to be set forth in the Master Agreement, have the right, but not the obligation, to expand the Commitment by $100,000,000.

     (10) The occurrence of any event which constitutes an "Event of Default", as defined in the Master Agreement, shall also constitute an Event of Default under this Agreement, the Notes, the Mortgages and every other Loan Document.

     17.  General Conditions.  The obligation of Lender to either release a
          ------------------
Mortgaged Property or substitute an additional Mortgaged Property shall be subject to the following conditions precedent in addition to any other conditions precedent set forth in this Agreement:

          (a) Payment of Expenses.  The payment by Borrowers of Lender's fees
              -------------------
and expenses payable in accordance with the Agreement for which Lender has presented an invoice on or before the applicable Closing Date.

          (b) No Material Adverse Change.  There has been no material adverse
              --------------------------
change in the financial condition, business or prospects of Borrowers or in the physical condition, operating performance or value of any of the Mortgaged Properties since the date of this Agreement.

          (c) No Default.  There shall exist no Event of Default on the Closing
              ----------
Date and, after giving effect to the intended transaction, no Event of Default shall have occurred.

          (d) No Insolvency.  Receipt by Lender on the Closing Date of evidence
              -------------
of satisfactory to Lender that Borrowers are not insolvent (within the meaning of any applicable federal or state laws relating to bankruptcy or fraudulent transfers) or will be rendered insolvent by the transactions contemplated by the Loan Documents, or, after giving effect to the intended transactions, will be left with an unreasonably small capital with which to engage in their business or undertakings, or will have intended to incur, or believe that it has incurred, debts beyond their ability to pay such debts as they mature or will have intended to hinder, delay or defraud any existing or future creditor.

          (e) No Untrue Statement.  The Loan Documents shall not contain any
              -------------------
untrue or misleading statement of a material fact and shall not fail to state a material fact necessary in order to make the information contained therein not misleading.

          (f) Representations and Warranties.  All representations and
              ------------------------------
warranties made by Borrowers in the Loan Documents shall be true and correct in all material respects on the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

          (g) No Condemnation or Casualty.  There shall not be pending or
              ---------------------------
threatened any condemnation or other taking, whether direct or indirect, against any Mortgaged Property and there shall not have occurred any unrestored casualty to any improvements located on any Mortgaged Property.

          (h) Delivery of Closing Documents.  The receipt by Lender of the
              -----------------------------
following, each dated as of the Closing Date, in form and substance satisfactory to Lender in all respects:

              (i)  A Compliance Certificate;

              (ii) An Organizational Certificate; and

              (iii) Such other documents, instruments, approvals (and, if requested by the Lender, certified duplicates of executed copies thereof) and opinions as Lender may request.

          (i) Opinion. A favorable opinion of local counsel to Borrowers as to
              -------
              the enforceability of the Mortgage, and any other Loan Documents, executed in connection with the intended transaction.

          (j) Title Insurance. A commitment for the title insurance policy
              ---------------
              applicable to only Mortgaged Property being substituted and the pro forma title insurance policy based on the commitment of title insurance.

          (k) Insurance.  The insurance policy (or a certified copy of the
              ---------
insurance policy) applicable to the Mortgaged Property.

          (l) Survey.  The survey applicable to the Mortgaged Property.
              ------

          (m) DUS Guide Compliance.  Evidence satisfactory to Lender of
              --------------------
compliance of the Mortgaged Property with property laws as required by Sections 205 and 206 of Part III of the DUS Guide.

          (n) Appraisal.  An Appraisal of the Mortgaged Property.
              ---------

          (o) Replacement Reserve Agreement.  A Replacement Reserve Agreement,
              -----------------------------
providing for the establishment of a replacement reserve account, to be pledged to Lender, in which the owner shall (unless waived by Lender) periodically deposit amounts for replacements for improvements at the Mortgaged Property and as additional security for the Borrowers' obligations under the Loan Documents.

          (p) Completion/Repair and Security Agreement.  A Completion/Repair and
              ----------------------------------------
Security Agreement, on the standard form required by the DUS Guide.

          (q) Assignment of Management Agreement.  An Assignment of Management
              ----------------------------------
Agreement, on the standard form required by the DUS Guide.

          (r) Operations and Maintenance Agreement.  An Operations and
              ------------------------------------
Maintenance Agreement, if Lender determines one to be necessary or desirable.

          (s) Cash Management Agreement.  With respect to requested substitution
              -------------------------
of a Mortgaged Property, an amendment to the Cash Management Agreement, adding the new owner as a party, if necessary, and adding a property account for the Mortgaged Property.

     18.  Expenses.  In addition to the other fees incurred by Lender and Fannie
          --------
Mae to be paid by Borrowers pursuant to this Agreement, Borrowers shall also pay all third-party costs incurred by Lender and Fannie Mae in connection with this Agreement and the transactions described herein, including fees and expenses of environmental consultants, engineering firms, appraisal companies, Lender's counsel, Fannie Mae's counsel, and all other due diligence and other fees incurred by Lender and Fannie Mae.

     19.  Capitalization Rate.  For purposes of calculating the value of any
          -------------------
Mortgaged Property, from time to time, including the value of any Mortgage Property for which a request for a substitution or release has been transmitted to Lender, the value of such Mortgaged Property shall be determined by capitalizing the Net Operating Income for the Trailing 12 Month Period at the capitalization rate utilized by Fannie Mae in the annual facility assessment most recent to the date of the proposed substitution or release. Once such values have been determined, if for any purpose, including that in Section 2(c)(3) of this Agreement, an amount of debt is allocated to each Mortgaged Property, such amount shall be allocated pro rata to each Mortgaged Property, in accordance with the respective values of such Mortgaged Properties determined by Lender, and the debt service shall equal a pro rata portion of the Facility Debt Service allocable to such debt.

     20.  Maximum Collateral Value.  The term "Maximum Collateral Value" of each
          ------------------------
of the Mortgaged Properties, as such term may be used in the Loan Documents, shall be the Maximum Collateral Value ascribed to such Mortgaged Property on Exhibit B.
---------

     IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement or caused the same to be executed by its representatives hereunto duly authorized.

                         BORROWERS:

                         SMITH PROPERTY HOLDINGS TWO L.P., a Delaware limited partnership, by and through its managing general partner

                              SMITH TWO, INC., a Delaware corporation

                              By: /s/ Gregory Samay
                                 -------------------
                                 Gregory Samay
                                 Treasurer


                         SMITH PROPERTY HOLDINGS TWO (D.C.) L.P., a Delaware limited partnership, by and through its managing general partner

                              SMITH PROPERTY HOLDINGS TWO L.P., a Delaware limited partnership, by and through its managing general partner

                                    SMITH TWO, INC., a Delaware corporation


                                    By: /s/ Gregory Samay
                                       ------------------
                                       Gregory Samay
                                       Treasurer



                    [Signatures continued on following page]

                   [Signatures continued from preceding page]



                         LENDER:

                         GREEN PARK FINANCIAL LIMITED PARTNERSHIP,
                         A District of Columbia limited partnership

                         By: Walker & Dunlop Multifamily, GP, LLC, a Delaware limited liability company


                              By: /s/ Mary Ellen Slavinskas
                                 ---------------------------
                                 Mary Ellen Slavinskas
                                 Vice President


                    [Signatures continued on following page]

                   [Signatures continued from preceding page]


           UNDERTAKING OF CHARLES E. SMITH RESIDENTIAL REALTY, L.P.
           --------------------------------------------------------

The undersigned, Charles E. Smith Residential Realty, L.P. (the "Operating Partnership"), a general partner of each of the Borrowers, hereby makes the following covenants for the benefit of Lender, acknowledges that Lender would not make the Mortgage Loans without the Operating Partnership's execution of these covenants, and acknowledges that it will benefit by the Lender's making of the Mortgage Loans to Borrowers:

In the event that, as of the Initial Underwriting Date, the Coverage and LTV Tests are not satisfied, the Operating Partnership shall execute a guaranty of the Mortgage Loans, in form and substance acceptable to Lender. The guaranty shall provide that the maximum amount which Lender may recover under the guaranty shall be limited to the sum of--

          (i) all costs, including attorneys' fees, to collect or enforce the guaranty, and

          (ii)  the lesser of--

               (x) $20,000,000, or

               (y) the excess, if any, of--

                     (1)  $140,000,000, over

                     (2) the maximum principal amount of debt (as determined by
                         Lender), bearing interest at 6.75% per annum (the interest rate set forth in the Notes) at which the Coverage and LTV Tests would be satisfied.

The guaranty shall be released at such time as the Coverage and LTV Tests are satisfied.

                              CHARLES E. SMITH RESIDENTIAL REALTY, L.P., a
                              Delaware limited partnership, by and through its managing general partner

                                    Charles E. Smith Residential Realty, Inc., a
                                    Maryland corporation, its general partner


                                    By:  /s/ Ernest A. Gerardi
                                       -----------------------
                                         Ernest A. Gerardi
                                         President

                                   Exhibit A
                                   ---------


              Borrower              Amount            Designation
            --------------     ------------      -----------------

            SPH TWO            $125,334,060      SPH TWO Loan
            SPH TWO (DC)       $ 14,665,940      SPH TWO (DC) Loan

                                   Exhibit B
                                   ---------

     Property Common Name
     and Property Address                            Maximum Collateral Value
     --------------------                            ------------------------
     Bedford Village
     8301 Anderson Drive
     Fairfax, Virginia 22031                                $46,540,293

     Car Barn I
     One 14th Street, N.E.
     Washington, D.C. 20002                                 $ 3,186,543

     Car Barn II
     One 14th Street, N.E.
     Washington, D.C. 20002                                 $ 2,616,320

     Car Barn III
     One 14th Street, N.E.
     Washington, D.C. 20002                                 $ 1,677,128

     Concord Village
     4155 S. Four Mile Run
     Arlington, Virginia 22204                              $20,497,962

     Crystal Place
     1801 Crystal Drive
     Arlington, Virginia 22202                              $19,295,353

     Crystal Square
     1515 Jefferson Davis Highway
     Arlington, Virginia 22202                              $23,253,375

     Executive Central
     1201 S. Scott Street
     Arlington, Virginia 22204                              $10,515,591

     Executive South
     1301 S. Scott Street
     Arlington, Virginia 22204                              $13,081,596

     Fort Chaplin Park
     4212 E. Capitol Street
     Washington, D.C. 20019                                 $14,518,920

     Newport Village III
     4757 W. Braddock Road
     Alexandria, Virginia 22311                             $ 8,888,778

     Orleans Village North
     6340 Wingate Street
     Fairfax County, Virginia 22312                         $21,987,144

     Orleans Village South
     6340 Wingate Street
     Fairfax County, Virginia 22312                         $23,940,997


                                   Exhibit C
                                   ---------

ORLEANS NORTH:
-------------
          Landlord:            Orleans Associates Limited
                               Partnership

          Document:            Indenture of Lease
          Date:                August 1, 1965

          Document:            Lease (Short Form)
          Date:                August 1, 1965
          Recorded:            December 27, 1979 in Book 5387,
                               Page 669



CRYSTAL SQUARE:
---------------------

          Landlord:            South Washington Land
                               Corporation

          Document:            Indenture of Lease
          Date:                December 1, 1972

          Document:            Lease (Short Form)
          Date:                December 1, 1972
          Recorded:            Book 1805, Page 287

          Document:            Amendment to Indenture of Lease
          Date:                August 6, 1974

          Document:            Agreement
          Date:                December 23, 1966
          Recorded             Book 1639, Page 324

          Document:            Agreement
          Date:                December 23, 1966
          Recorded:            Book 1640, Page 318

          Document:            Second Supplemental Agreement
          Date:                February 1, 1967

         Document:             Amended Agreement
         Date:                 December 2, 1985
         Recorded:             Book 2200, Page 268

         Document:             Second Amended Agreement
         Date:                 August 28, 1990

         Document:             Amendment to Indenture of Lease
         Date:                 May 5, 1994
         Recorded:             Deed Book 2680, Page 136


NEWPORT III:
-----------
          Landlord:            Washington Forrest Foundation

          Document:            Lease
          Date:                August 31, 1970

          Document:            Lease (Short Form)
          Date:                October 1, 1970
          Recorded:            November 19, 1970 in Book 716,
                               Page 683


CONCORD:
-------

          Landlord:            Benjamin M. Smith, Jr. and
                               Howard W. Smith, Jr., Trustees

          Document:            Indenture of Lease
          Date:                January 1, 1966

          Document:            Lease (Short Form)
          Date:                January 1, 1966
          Recorded:            February 25, 1966 in Book 1614,
                               Page 594

          Document:            Agreement
          Date:                December 23, 1966
          Recorded:            Book 1639, Page 324

          Document:            Agreement
          Date:                December 23, 1966
          Recorded:            Book 1640, Page 318

          Document:            Second Supplemental Agreement
          Date:                February 1, 1967

          Document:            Amended Agreement
          Date:                December 2, 1985
          Recorded:            Book 2200, Page 268

          Document:            Second Amended Agreement
          Date:                August 28, 1990

          Document:            Third Amendment to Indenture of Lease
          Date:                June 30, 1994
          Recorded:            Book 2685, Page 645

                                   Exhibit D
                                   ---------

                                   Amount of Second
Borrower                             Mortgage Loan
--------                             -------------

Smith Property Holdings Two (D.C.) L.P.


Breakdown By Property
------------------------

Fort Chaplin
4212 E. Capitol Street
Washington, D.C. 20019                 $6,591,328

Car Barn I
One 14th Street, N.E.
Washington, D.C. 20002                 $  947,500

Car Barn II
One 14th Street, N.E.
Washington, D.C. 20002                 $  663,101

Car Barn III
One 14th Street, N.E.
Washington, D.C. 20002                 $1,805,077

                                   Exhibit E
                                   ---------

                           [Garage Testing Standards]

                                   Exhibit F
                                   ---------

                                  [Term Sheet]